                                                                    Exhibit 4.33

                          LOAN MODIFICATION AGREEMENT
                          ---------------------------


          THIS LOAN MODIFICATION AGREEMENT (this "Loan Modification Agreement"), is made effective as of June 28, 2001, by and between TRINET REALTY CAPITAL,
                                                      ----------------------
INC., a Maryland corporation ("Lender"), as lender, and TRINET REALTY INVESTORS
----                                                    -----------------------
V, INC., a Maryland corporation ("Borrower"), as borrower.
-------

                                    RECITALS
                                    --------

          A. Lender made a loan to ICG Services, Inc., a Delaware corporation ("ICG Services"), pursuant to the terms and conditions of that certain Loan Agreement, dated as of January 1, 1999, by and among Lender and ICG Services, the proceeds of which loan ICG Services used to purchase the Property. The Loan is evidenced, in part, by a Promissory Note dated as of January 1, 1999, in the stated principal amount of $33,076,754 (the "Purchase Money Note").

          B. ICG Services subsequently sold the Property to ICG 161, L.P., a Delaware limited partnership ("ICG 161"), and ICG 161 acquired the Property, subject to the Deed of Trust and, in connection with such sale and acquisition, ICG 161 assumed ICG Services' obligations under the Loan Documents pursuant to the terms and conditions of that certain Amended and Restated Loan Agreement, dated as of May 1, 1999, by and between Lender and ICG 161 (the "Loan Agreement").

          C. The general partner of ICG 161 is ICG Corporate Headquarters, L.L.C., a Colorado limited liability company ("ICG Partner"), which owns a ninety-nine percent (99%) interest; the other one percent (1%) interest is owned by Borrower, as a limited partner. The partnership agreement of Borrower contains an option in favor of Borrower or its designated affiliate to purchase the partnership interest of the ICG Partner, or to purchase the Property, upon certain conditions and in certain circumstances (the "Repurchase Option"). As of the date hereof, Borrower has exercised the Repurchase Option and is acquiring the Property.

          D. The Property is occupied by ICG Holdings, Inc., a Colorado corporation ("Tenant"), pursuant to the terms and conditions of that certain Lease, dated as of January 15, 1998, between Tenant, as tenant, and Borrower, as successor landlord to ICG 161, and TriNet Essential Facilities X, Inc., a Maryland corporation ("TEF-X"), as amended by a First Amendment to Lease dated as of January 1, 1999, by a Second Amendment to Lease dated as of May 1, 1999, by a Third Amendment to Lease dated as of May 1, 1999 and by a Fourth Amendment to Lease of even date herewith (collectively as amended, the "Lease").

          E. ICG Services has entered into that certain Construction Contract, dated as of March 27, 2000, between ICG Services, as owner, and Bovis Lend Lease, Inc. ("Bovis"), as contractor, to construct a parking structure on the Property (the "Garage"). The construction of the Garage commenced in 2000 and is partially completed.

          F. Borrower wishes to have funds available for completion of the Garage construction.

          G. Lender is willing to advance to Borrower funds up to a total of seven million eight hundred thousand dollars ($7,800,000), in addition to the funds already advanced pursuant to the Loan Agreement, on the terms and conditions set forth in this Loan Modification Agreement and in the other Loan Documents.

                                   AGREEMENT
                                   ---------


          In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.  Capitalized terms used but not defined herein shall
              -----------
have the meanings given in the Amended and Restated Loan Agreement. Without limiting the generality of the foregoing, the term "Loan Documents," as used herein and as used in the Loan Documents, shall include, without limitation, this Loan Modification Agreement and the New Note (as defined in Section 3 below).

          2.  Additional Advances.  Subject to all of the terms, conditions and
              -------------------
provisions of this Loan Modification Agreement and the other Loan Documents, Lender agrees to advance to Borrower additional funds up to an aggregate amount not to exceed $7,800,000.00 in accordance with the Project Budget (as defined below) to pay amounts due under a Novated Construction Agreement dated June 28, 2001 between Borrower and Bovis (the "Construction Contract"), to remove any mechanic's lien which may be filed against the Property, and to finance completion of the Garage construction. Such advances of additional funds (each an "Additional Advance") shall be made in accordance with the provisions of
Section 4 below.

          3.  Interest Rate and Payment Terms.  The Additional Advances shall
              -------------------------------
bear interest at the Interest Rate in effect under Section 3.1 of the Loan Agreement at the time of disbursement. The Additional Advances shall be evidenced by, and shall be payable as to interest and principal in accordance with the provisions of, a new Promissory Note in the form attached hereto as Exhibit A (the "New Note").
---------

          4.  Disbursement Procedures.
              -----------------------

          a. Lender shall, subject to all of the other terms, conditions and provisions of this Loan Modification Agreement (including, without limitation, Section 8 below) and the other Loan Documents, disburse Additional Advances to Borrower, not more than twice every thirty (30) days, upon Borrower's written request to Lender, which shall be accompanied by the following:

              (i) A summary of the request by line item of the project budget approved in advance by Lender (the "Project Budget");

              (ii) A detailed schedule of the total project costs incurred to date and the estimated remaining project costs;

              (iii)   Invoices for all work in place;

              (iv) Receipts for all prior payments received by the applicable contractor for work in place, together with lien waivers for all such work; and

              (v)     Such other information reasonably requested by Lender.

     b. Payments to Borrower of Additional Advances shall be made only upon satisfaction of the following conditions:

              (i) The amount of such payment shall be used only to pay actual costs of completing the Garage construction in accordance with the Project Budget or amounts due to mechanic's lien claimants for liens filed prior to the date of this Loan Modification Agreement; and

              (ii) In no event shall Lender be obligated to advance an aggregate of more than the amount of $7,800,000.00 pursuant to this Loan Modification Agreement.

     5.   Maturity Date and Assumption.  The Maturity Date of the Purchase Money
          ----------------------------
Note is hereby extended to January 31, 2023.   Borrower assumes the obligations
under the Purchase Money Note.

     6.   Release and Waiver.  Lender hereby releases ICG Services, ICG Partner
          ------------------
and ICG 161 from any and all obligations, claims, liabilities, damages, demands, costs and expenses whatsoever, whether now existing or hereafter arising, arising under the Loan Agreement, as modified and any of the related Loan Documents, including the Purchase Money Note, and hereby releases ICG Services, ICG Partner and ICG 161 from any further performance or payment thereunder. ICG Services, ICG Partner and ICG 161 hereby release Lender from any and all obligations, claims, liabilities, damages, demands, costs and expenses whatsoever, whether now existing or hereafter arising, arising under the Loan Agreement, as modified or any of the Loan Documents.

          Lender waives any prior or existing defaults of Tenant under the Lease relating to the construction of the Garage, the failure to make payments to contractors resulting in mechanic's liens and the stoppage of work on the Garage for purposes of paragraph 2 of the Subordination, Non-Disturbance and Attornment Agreement among Tenant, Borrower and Lender dated as of May 1, 1999. Lender also waives any prior and existing defaults of Borrower under the Loan Documents relating to the matters described in the preceding sentence.

          The Continuing Guaranty dated as of May 1, 1999 executed by ICG Services and the Secured Environmental Indemnity dated as of May 1, 1999 executed by ICG 161 and ICG Services are hereby terminated.

     7.   Representations and Warranties.  As an inducement to Lender to make
          ------------------------------
Additional Advances to Borrower under this Loan Modification Agreement, Borrower represents and warrants to Lender that as of the date of this Loan Modification Agreement, and as of the date of each Additional Advance made hereunder, in addition to the representations and warranties made in Section 7 of the Amended and Restated Loan Agreement, each of the following representations and warranties is and shall be true and correct:

     a.   Enforceability.  This Loan Modification Agreement and all other Loan
          --------------
Documents to which Borrower is a party executed on or before the date of this Loan Modification Agreement by Borrower have been duly authorized, executed and delivered on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

     b.   Garage Construction.  The copy of the Construction Contract, and the
          -------------------
status of performance thereunder, attached as Exhibit B hereto is complete and
                                              ---------
accurate.

     8.   Conditions.  Lender's obligation to make any Additional Advances and
          ----------
to perform any other obligation of Lender contemplated in this Loan Modification Agreement to be performed on or after the date hereof is subject to the satisfaction of each of the following conditions:

     a.   Representations.  On and as of the date of each Additional Advance,
          ---------------
the representations and warranties of Borrower contained in the Loan Documents shall be accurate and complete in all material respects.

     b.   Construction Contract Security Interest.  Borrower hereby irrevocably
          ---------------------------------------
grants, transfers and assigns to Lender, as additional security for Borrower's obligations under this Loan Modification Agreement and the other Loan Documents, all of Borrower's right, title and interest in, to and under the Construction Contract and all construction materials, intellectual property and documents related to the Construction Contract and/or to the design and construction of the Garage. The security interest granted by Borrower to Lender in the immediately foregoing sentence shall be governed by the Uniform Commercial Code.

     c.   Repurchase Option.  The Property shall have been transferred to
          -----------------
Borrower or its designated affiliate pursuant to the Repurchase Option as modified by the Agreement Regarding Option and Exercise of Option ("Option Exercise"), of even date herewith and the conditions to closing contained in paragraph 6 of the Option Exercise shall have been satisfied or waived by the parties to the Option Exercise.

     d.   Lease Amendment.  The Lease shall have been amended, in a form
          ---------------
satisfactory to Lender in its reasonable discretion, to: (i) delete the security deposit requirement; (ii) release Tenant from the obligation to complete and pay for the Garage construction (except as provided in (iv) below); (iii) provide that the Garage constitutes part of the leased premises and is part of Landlord's property, but that Tenant is responsible for all expenses associated with the completed Garage (e.g. taxes, insurance, maintenance), and (iv) obligate Tenant to pay for costs of the Garage construction in excess of the $7,800,000.

     e.   Termination of Subdivision Agreement.  That certain Subdivision
          ------------------------------------
Agreement, dated as of May 1, 1999, by ICG 161, Tenant, Lender and TEF-X, shall have been terminated.

     f.   Documents.  Borrower shall have delivered or shall have caused to be
          ---------
delivered to Lender each of the following, in form and substance satisfactory to
Lender:

              (i)     A duly executed original of this Loan Modification
                      Agreement;

              (ii) An original New Note, duly executed by Borrower, in the form of Exhibit A hereto;
                              ---------

              (iii) An original Memorandum of Loan Modification Agreement, duly executed and acknowledged by Borrower, in the form of Exhibit C hereto;
                      ---------

              (iv) A duly executed original UCC-1 Financing Statement to be filed in the Office of the Secretary of State, State of Colorado;

              (v) Endorsements to the Title Policy dated as of the date of this Loan Modification Agreement, in the forms attached in Exhibit D hereto;
                      ---------

     9.   Amendment to Note.  The Purchase Money Note is hereby amended
          -----------------
consistent with the terms hereof and Lender agrees that the Purchase Money Note shall be amended and endorsed by Lender to reflect the releases by Lender set forth in paragraph 6 hereof and the extension of Maturity Date set forth in paragraph 5 hereof. The Deed of Trust shall secure repayment of both the Purchase Money Note and the New Note.

     10.  Assumption of Loan.  Borrower hereby assumes the Loan and all duties
          ------------------
and obligations of borrower or obligor set forth in the Loan Documents.

     11.  Miscellaneous.  Except as expressly amended by this Loan Modification
          -------------
Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect, unmodified, in accordance with their respective terms. In the event of any conflict between the terms of this Loan Modification Agreement and the terms of the Loan Agreement and/or the terms of the other Loan Documents, the terms of this Loan Modification Agreement shall prevail. For convenience purposes, this Loan Modification Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same original agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Loan Modification Agreement as of the date first written above.

                              LENDER:

                              TRINET REALTY CAPITAL, INC., a Maryland
                              corporation


                              By: /s/ Elizabeth B. Smith
                                 ----------------------------------------
                                    Elizabeth B. Smith
                                    Senior Vice President


                              BORROWER:

                              TRINET REALTY INVESTORS V, INC., a Maryland corporation


                              By: /s/ Elizabeth B. Smith
                                 ----------------------------------------
                                    Elizabeth B. Smith
                                    Senior Vice President

The following parties execute this Agreement solely for purpose of confirming the releases set forth in paragraph 6 of the Loan Modification Agreement.

                              ICG 161, L.P., a Delaware limited partnership

                              By   ICG CORPORATE HEADQUARTERS,
                                   L.L.C., a Colorado limited liability
                                   company, its general partner

                                   By:  ICG SERVICES, INC., a Delaware
                                        corporation, its manager


                                         By: /s/ Bernard L. Zuroff
                                           -------------------------------
                                              Bernard L. Zuroff
                                              Executive Vice President

                              ICG CORPORATE HEADQUARTERS, L.L.C.,
                              a Colorado limited liability company

                                    By:  ICG SERVICES, INC., a Delaware
                                         corporation


                                         By: /s/ Bernard L. Zuroff
                                             ---------------------------
                                              Bernard L. Zuroff
                                              Executive Vice President

                              IGC SERVICES, INC., a Delaware corporation


                              By:  /s/ Bernard L. Zuroff
                                   ------------------------------
                                    Bernard L. Zuroff
                                    Executive Vice President

                                    EXHIBIT A
                                    ---------

                             FORM OF PROMISSORY NOTE
                             -----------------------


$7,800,00.00                                                 As of June __, 2001

     FOR VALUE RECEIVED, TRINET REALTY INVESTORS V, Inc., a Maryland corporation
                         -------------------------------
("Borrower"), promises to pay to the order of TRINET REALTY CAPITAL, INC., a
  --------                                    ---------------------------
Maryland corporation ("Lender"), at One Embarcadero Center, 33/rd/ Floor, San
                       ------
Francisco, CA 94111, Attention: Capital Markets, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of seven million eight hundred thousand dollars ($7,800,000.00), or so much thereof as shall have been advanced to Borrower pursuant to that certain Loan Modification Agreement of even date herewith (the "Loan Modification Agreement"), between Borrower and Lender which amends the Amended and Restated Loan Agreement dated as of May 1, 1999, by and between Lender and ICG 161, L.P., a Delaware limited partnership ("ICG 161") (collectively, the "Loan Agreement"), together with interest on the amount thereof from time to time outstanding, to be computed on each advance from the date of its disbursement until such principal sum shall be fully paid at a rate per annum of _____% payable as follows:

     Borrower shall pay the entire principal sum of this Note and all accrued interest thereon on January 31, 2023 (the "maturity date").

     All sums payable under this Note shall be paid in immediately available funds, by wire transfer if requested by the holder of this Note, no later than 4 p.m. (Pacific Time) on the due date, in lawful money of the United States of America that is legal tender for public and private debts at the time of payment. If the date on which any payment of interest or principal is due occurs on a Saturday or Sunday or on a day on which banks in the State of California or the State of Colorado are closed, such payment shall be due and payable on the next business day on which such banks are open. All payments made on this Note shall be credited, first, to any charge, fee, cost, expense or amount (other than principal or interest on this Note) payable by Borrower under this Note or the other Loan Documents, second, to accrued interest on the principal sum, and, third, to the reduction of the principal sum, and interest shall thereupon cease on the principal so credited.

     Borrower shall have no right to prepay all or any part of the principal sum of this Note, or any interest thereon, except as expressly provided to the contrary in the Loan Agreement.

     If any installment under this Note is not paid when due, such installment shall bear interest at a rate of interest equal to the lesser of five hundred
(500) basis points in excess of the prime or reference rate announced from time to time by Bank of America NT&SA or twelve percent (12%) per annum, from the due date until such installment is paid. In addition, if any installment is not paid within five (5) business days of the date due, then the Borrower shall be obligated to pay a late charge as provided in Section 4.1 of the Loan Agreement. As long as any Event of Default (as defined in the Loan Agreement) exists, and from and after maturity, whether or not resulting from acceleration, the entire unpaid balance of the principal sum of this Note shall bear interest at the Default Rate (as defined in the Loan Agreement).

     Notwithstanding anything to the contrary in this Note, the total liability of Borrower for payments in the nature of interest shall not exceed the limits applicable to this Note, if any, imposed by the usury laws, if any, of the United States of America or the State of Colorado. If any payment in the nature of interest made by Borrower or received by the holder of this Note is determined to be in excess of any limit applicable to this Note imposed by such usury laws, then the amount of such excess shall constitute and be considered a payment of principal, not interest, and such amount shall be applied to reduce the principal sum so that the total liability of Borrower for payments in the nature of interest does not exceed the applicable limits, if any, imposed by such usury laws.

     This Note is the New Note referred to in the Loan Modification Agreement and is secured by a Deed of Trust, Assignment of Rents and Security Agreement (the "Deed of Trust"), dated as of January 1, 1999, from ICG Services, as trustor, to the Public Trustee of Arapahoe County, Colorado, as trustee, for the benefit of Lender, as beneficiary, encumbering certain real property (the "Real Property") in Arapahoe County, Colorado, and by other security. Reference is made to the Deed of Trust for a description of the nature and extent of the security afforded thereby, the rights of the holder of this Note in respect of such security, and the terms and conditions upon which this Note is secured.
The holder of this Note is entitled to the benefits of the Loan Agreement, the Deed of Trust and all other instruments executed by Borrower in connection with the indebtedness evidenced by this Note, and the holder of this Note may enforce the agreements of Borrower contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the Loan Agreement, the Deed of Trust and such other instruments.

     If an Event of Default occurs, then, and in any such event, the holder of this Note shall have the right, at the election of the holder of this Note, to declare the entire unpaid balance of the principal sum, or so much thereof as shall have been advanced, and all accrued but unpaid interest thereon, together will all other amounts payable under this Note and the other Loan Documents, immediately due and payable and the same shall thereupon become immediately due and payable, without notice. Time is of the essence of this Note.

     Borrower promises to pay the holder of this Note all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees and expenses incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives diligence, demand, presentment for payment, protest, notice of protest, notice of dishonor and notice of nonpayment.

     Borrower consents to any extension of time for the payment of this Note. Any such extension may be made without notice to Borrower and shall not discharge the liability of Borrower or any party liable for the payment of this
Note.   Failure to accelerate the maturity of the indebtedness evidenced by this
Note upon default by Borrower, or acceptance of any past due installment, or failure to demand strict performance by Borrower of the provisions of this Note shall not constitute a waiver of any provision of this Note by the holder of this Note.

     There are no oral agreements between Lender and Borrower relating to this Note. If any provision of this Note is held to be invalid or unenforceable, it shall not affect the validity and enforceability of the other provisions of this Note. If more than one borrower executes this Note, all obligations of Borrower under this Note shall be the joint and several obligations of each such signatory. As used in this Note, the singular shall include the plural. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first hereinabove written.

                                    TRINET REALTY INVESTORS V, INC., a Maryland corporation



                                    By:_________________________________
                                         Elizabeth B. Smith
                                         Senior Vice President

                                    EXHIBIT B
                                    ---------


             COPY OF CONSTRUCTION CONTRACT AND STATUS OF PERFORMANCE
             -------------------------------------------------------
                                   THEREUNDER
                                   ----------

                                    EXHIBIT C
                                    ---------

                FORM OF MEMORANDUM OF LOAN MODIFICATION AGREEMENT
                -------------------------------------------------

Recording requested by
and when recorded return to:

Michael A. Hill, Esq.
Pillsbury Madison & Sutro LLP
50 Fremont Street
San Francisco, CA 94105

________________________________________________________________

                  MEMORANDUM OF LOAN MODIFICATION AGREEMENT AND
                  ---------------------------------------------
                           AMENDMENT TO DEED OF TRUST
                           --------------------------


     THIS MEMORANDUM OF LOAN MODIFICATION AGREEMENT effective as of June __, 2001 by and between TRINET REALTY CAPITAL, INC., a Maryland corporation
                    ---------------------------
("Lender"), and TRINET REALTY INVESTORS V, INC., a Maryland corporation
                -------------------------------
("Borrower").

RECITALS:

     A. Lender made a loan to ICG Services, Inc., a Delaware corporation ("ICG Services") pursuant to the terms and conditions of that certain Loan Agreement, dated as of January 1, 1999, by and among Lender and ICG Services, the proceeds of which loan ICG Services used to purchase certain real property located in Arapahoe County, Colorado (the "Real Property").

     B. ICG Services' obligations under the Loan Agreement were secured by that certain Deed of Trust, Assignment of Rents and Security Agreement, made as of January 1, 1999, granted by ICG Services, as trustor, to the Public Trustee of Arapahoe County, Colorado, as trustee, for the benefit of Lender (the "Deed of Trust") recorded May 17, 1999 as Document #A9081721 in the Official Records of Arapahoe County, Colorado. The Deed of Trust encumbers the real property described on Exhibit 1 hereto.
             ---------

     C. ICG Services subsequently sold the Real Property to ICG 161, and ICG 161 acquired the Real Property, subject to the Deed of Trust and, in connection with such sale and acquisition, ICG 161 assumed ICG Services' obligations under the Loan Documents (as defined in the Loan Agreement) pursuant to the terms and conditions of that certain Amended and Restated Loan Agreement, dated as of May 1, 1999, by and between Lender and ICG 161 (the "Loan Agreement").

     D. As of the date hereof, Borrower is acquiring the Property and assuming the obligations secured by the Deed of Trust.

     E. Lender and Borrower have entered into that certain Loan Modification Agreement of even date herewith (the "Loan Modification Agreement"), which modifies the Loan Agreement, the Deed of Trust and the other Loan Documents as therein provided.

     F. Lender and Borrower desire to give notice of the Loan Modification Agreement and of all of the terms and provisions thereof.

     NOW, THEREFORE, in consideration of the covenants and conditions more fully set forth in the Loan Modification Agreement, and other good and valuable consideration, Lender and Borrower agree as follows:

     1.   Agreement.  The Loan Agreement, the Deed of Trust and the other Loan
          ---------
Documents are modified as provided in the Loan Modification Agreement.

     2.   Additional Advances.  The Loan Modification Agreement and the New Note
          -------------------
(as defined in the Loan Modification Agreement) provide for additional advances in an amount of up to $7,800,000, which advances are secured by the Deed of Trust. The total principal balance secured by the Deed of Trust is hereby increased to up to $40,876,754.00.

     3.   Maturity Date.  The maturity date of the principal balance secured by
          -------------
the Deed of Trust is extended to January 31, 2023.

     4.   Notice.  The purpose of the Memorandum is to give notice of the Loan
          ------
Modification Agreement and of all the terms, conditions and provisions thereof, as the same may be amended from to time.

     5.   No Modification of Loan Modification Agreement.  This instrument is
          ----------------------------------------------
not intended to and shall not be construed to modify any of the terms or provisions of the Loan Modification Agreement.

     IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Memorandum as of the date first hereinabove written.

                              LENDER:


                              TRINET REALTY CAPITAL, INC., a Maryland
                              corporation


                              By:_______________________________________
                                    Elizabeth B. Smith
                                    Senior Vice President

                              BORROWER:

                                    TRINET REALTY INVESTORS V, INC., a Maryland corporation


                                    By:_________________________________
                                         Elizabeth B. Smith
                                         Senior Vice President

STATE OF ___________________,       )
                                    )  ss.
County of ____________________.     )

     On _________________________, 2001, before me, ___________________________, a Notary Public in and for the State of Colorado, personally appeared Elizabeth
B. Smith, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

     WITNESS my hand and official seal.
     -------

Signature _________________________    (Seal)

STATE OF __________________,        )
                                    )  ss.
County of ____________________.     )

     On _________________________, 2001, before me, ___________________________, a Notary Public in and for the State of Colorado, personally appeared Elizabeth
B. Smith, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

     WITNESS my hand and official seal.
     -------

Signature _________________________    (Seal)